Exhibit 3.139

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ADVANCED DISPOSAL SERVICES ROCKINGHAM COUNTY, LLC”, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES ROCKINGHAM COUNTY, LLC” TO “ADVANCED DISPOSAL SERVICES RANDOLPH COUNTY, LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 2013, AT 2:13 O’CLOCK P.M.

STATE OF DELAWARE CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company:

ADVANCED DISPOSAL SERVICES BROCKINGHAM COUNTY, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company is changed to:

ADVANCED DISPOSAL SERVICES RANDOLPH COUNTY, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of August, A.D. 2013.

By:

Authorized Person(s)

Name:	CHRISTIAN B. MILLS

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DELAWARE

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES ROCKINGHAM COUNTY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2012, AT 11:46 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES ROCKINGHAM COUNTY, LLC”.

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES ROCKINGHAM COUNTY, LLC

ARTICLE I - NAME

The name or this Limited Liability Company is ADVANCED DISPOSAL SERVICES

ROCKINGHAM COUNTY, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address or the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent of such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties or the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 26th day of January, 2012.

ADVANCED DISPOSAL SERVICES ROCKINGHAM COUNTY, LLC

Christina B. Mills

Authorized Person of Company

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